Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACT:	Otis Buchanan
Liquidmetal Technologies
949-635-2120
otis.buchanan@liquidmetal.com

Liquidmetal® Technologies Elects New Member to the Company Board of Directors

Rancho Santa Margarita, Calif.  August 8th, 2011 - Liquidmetal® Technologies Inc. (OTCBB: LQMT) today announced Scott Gillis has been elected to serve on the Board of Directors of Liquidmetal Technologies. Mr. Gillis is currently a Senior Vice President, Finance, of SunAmerica Financial Group, specializing in retirement savings and investment product services.

In addition, Scott Gillis serves on the boards of directors of five additional insurance companies including, Western National Life Insurance, Variable Annuity Life Insurance, SunAmerica Life Insurance, SunAmerica Annuity and Life Insurance, and First SunAmerica Life Insurance Company. Gillis began his career at SunAmerica Life as Director of Audit and worked through the ranks becoming CFO in 2004. In 2011 he was named a Senior Vice President of the SunAmerica Financial Group. Mr. Gillis has also served in managerial financial positions with Price Waterhouse and Company, Siemens Energy and Automation, and Integrated Circuits, along with memberships in several CPA organizations nationwide.

Mr. Abdi Mahamedi, Liquidmetal Technologies Board Chairman commented, “Mr. Gillis’ background working in multi-million dollar companies in the financial industry and extensive experience in the financial sector makes him a valuable resource for our company.”

Mr. Gillis succeeds board member Robert Biehl who recently resigned as a Company Director.